UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2015
ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 103, San Diego, California		92108
(Address of Principal Executive Offices)		(Zip Code)
(877) 445-4581
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 8, 2015, Propel Financial Services, LLC (the “Borrower”) an indirect, wholly-owned subsidiary of Encore Capital Group, Inc. (the “Company”), entered into a new Credit Facility Loan Agreement (the “Restated Credit Agreement”), amending and restating its existing Credit Facility Loan Agreement (the “Existing Credit Agreement”), entered into as of May 8, 2012, by and among the Borrower, the banks party thereto, and Texas Capital Bank, National Association, as the administrative agent (“TCB”). Propel uses this facility (the “Propel Facility I”) to originate and purchase tax lien assets in Texas and Arizona. The Restated Credit Agreement amends provisions of the Existing Credit Agreement to, among other things: (1) extend the expiration of the facility from May 2015 to May 2018, (2) modify the applicable interest rate, (3) decrease the size of the facility to $80 million with a $20 million uncommitted accordion feature, and (4) permit the company to extend the facility to tax liens in certain additional states. The Propel Facility I includes the following key provisions:

•
Interest at Propel’s option, at either (1) LIBOR, plus a spread that ranges from 270 to 320 basis points, depending on Propel’s cash flow leverage ratio; or (2) the greater of (a) the rate publicly announced from time to time by TCB as its prime rate, (b) the sum of the federal funds rate for such day plus 50 basis points, or (c) one month LIBOR plus 100 basis points;

•	A borrowing base of 90% of the value of the tax lien assets;

•	Interest payable monthly; principal and interest due at maturity;

•	Restrictions and covenants, which limit, among other things, the payment of dividends and the incurrence of additional indebtedness and liens; and

•	Events of default which, upon occurrence, may permit the lenders to terminate the Propel Facility I and declare all amounts outstanding to be immediately due and payable.
The Propel Facility I is primarily collateralized by the tax liens in Texas and requires Propel to maintain various financial covenants, including a minimum interest coverage ratio and a maximum cash flow leverage ratio.
The Company will continue to provide an unsecured guaranty of the Borrower's obligations under the Restated Credit Agreement.
The foregoing description of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on June 30, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: May 8, 2015	/s/ Jonathan Clark
Jonathan Clark
Chief Financial Officer